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Filed Pursuant to Rule 424(b)(4)
Registration File No. 333-234383

Prospectus Supplement
(To Prospectus dated October 30, 2019)

Crocs, Inc.

6,864,545 Shares

Common Stock

        The selling stockholders named in this prospectus supplement are offering 6,864,545 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

        Our common stock is listed on The Nasdaq Global Select Market ("Nasdaq") under the symbol "CROX." On October 30, 2019, the last sale price of our common stock as reported on Nasdaq was $38.53 per share.

        See "Risk Factors" beginning on page S-3 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters have agreed to purchase the shares of our common stock from the selling stockholders at a price of $35.54 per share, which will result in approximately $244.0 million of aggregate proceeds to the selling stockholders before expenses. The shares of our common stock may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting" for more information.

        The underwriters expect to deliver the shares of our common stock against payment to purchasers on or about November 4, 2019.

Morgan Stanley

October 30, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), using the "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering by the selling stockholders and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. We and the selling stockholders urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and the additional information described below under the headings "Where You Can Find More Information" and "Information Incorporated by Reference" in their entirety before making an investment decision. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

        Neither we, the selling stockholders nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein and therein, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States. See "Underwriting." You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein, and any free writing prospectus is only accurate as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus supplement or the accompanying prospectus, including the documents incorporated by reference herein and therein, are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus supplement to "we," "us," "our," "Crocs" and the "Company" are to Crocs, Inc. and its consolidated subsidiaries. The term "you" refers to a prospective investor.

        To the extent there is only one underwriter, the term "underwriters" as used herein shall mean that singular underwriter.

S-i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

        Statements that refer to industry trends, projections of our future financial performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "future," "intend," "plan," "project," "strive," and future or conditional tense verbs like "could," "may," "might," "should," "will," "would," and similar expressions or variations. Examples of forward-looking statements include, but are not limited to, statements we make regarding:

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  our expectations regarding future trends, selling, general and administrative cost savings, expectations, and performance of our business;

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  our belief that we have sufficient liquidity to fund our business operations during the next twelve months;

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  our expectations about the impact of our strategic plans; and

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  our expectations regarding our level of capital expenditures in 2019.

        Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I—Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 Annual Report"), filed with the SEC on February 28, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and our subsequent filings with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information contained in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors" included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto, which are incorporated by reference herein. Some of the statements in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein, constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

Company Overview

        Crocs is engaged in the design, development, worldwide marketing, distribution, and sale of casual lifestyle footwear and accessories for men, women, and children. We strive to be the world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers want. The vast majority of shoes within Crocs' collection contain Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

Our Corporate Information

        The Company, a Delaware corporation, is the successor to a Colorado corporation of the same name, and was originally organized in 1999 as a limited liability company.

        Our principal executive offices are located at 7477 East Dry Creek Parkway, Niwot, Colorado 80503 and our telephone number is (303) 848-7000. Our website address is www.crocs.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus supplement or the accompanying prospectus) is not part of this this prospectus supplement or the accompanying prospectus and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

The Offering

Shares of common stock offered by the selling stockholders	6,864,545 shares
Shares of common stock to be outstanding after this offering by the selling stockholders	68,603,173 shares
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See "Use of proceeds."
Nasdaq Global Select Market symbol	"CROX"
Transfer agent	Computershare Trust Company, N.A.
Risk factors

Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and other documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before investing in our common stock.

        Except as otherwise indicated, the number of shares of common stock to be outstanding after this offering is based on 68,603,173 shares of common stock outstanding as of September 30, 2019 and excludes:

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  323,462 shares of common stock issuable upon the exercise of stock options issued and outstanding under our 2007 Equity Incentive Plan (the "2007 Plan") and 2015 Equity Incentive Plan (the "2015 Plan" and, together with the 2007 Plan, the "Equity Incentive Plans"), of which 256,796 of such stock options are vested;

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  2,002,728 shares of common stock issuable upon the vesting of restricted stock units issued and outstanding under the Equity Incentive Plans; and

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  2,245,314 shares of common stock reserved for issuance under the Equity Incentive Plans.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties discussed under the caption "Risk Factors" in the accompanying prospectus and in our 2018 Annual Report, which is incorporated by reference herein and therein, as updated by any subsequent filings we make with the SEC. If any of the risks described in the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our consolidated financial statements and the related notes thereto and the information set forth under the heading "Cautionary Note Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders.

        Pursuant to the terms of the registration rights agreement between us and the selling stockholders (the "Registration Rights Agreement"), we will bear all costs, fees and expenses in connection with the resale of the shares of common stock to be sold by the selling stockholders pursuant to this prospectus supplement, except for all underwriting discounts and commissions attributable to the selling stockholders' respective sales of the shares of common stock. For more information on the Registration Rights Agreement, please see the section entitled "Certain Relationships and Related Person Transactions—Registration Rights Agreement" in the accompanying prospectus.

 SELLING STOCKHOLDERS

        The following table and accompanying footnotes set forth information regarding the beneficial ownership of shares of our common stock by the selling stockholders as of October 23, 2019, before and after giving effect to this offering by the selling stockholders, as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 68,607,426 shares of our common stock outstanding as of October 23, 2019.

        We are also party to an investment agreement and the Registration Rights Agreement with the selling stockholders. In December 2018, we entered into a share repurchase agreement with the selling stockholders. Pursuant to the terms of the investment agreement, Blackstone Capital Partners VI L.P. and certain of its permitted transferees or affiliates ("Blackstone"), currently has the right to designate for nomination one director to our board of directors, though two directors previously designated by Blackstone in accordance with the terms of the investment agreement, Prakash A. Melwani and William Gray, continue to serve on our board of directors.

        For more information on the investment agreement, the Registration Rights Agreement and a discussion of material relationships between us and the selling stockholders and their affiliates within the past three years, please see "Certain Relationships and Related Person Transactions—Registration Rights Agreement" in the accompanying prospectus and "Certain Relationships and Related Person Transactions" in our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019 (only with respect to information required to be filed by Part III of our 2018 Annual Report), which is incorporated herein by reference.

        To our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as otherwise set forth in the notes to the table.

	Shares of Common Stock Beneficially Owned Immediately Prior to this Offering			Shares of Common Stock Beneficially Owned Immediately After this Offering
Name of Selling Stockholder	Number of Shares	Percentage of Common Stock	Number of Shares of Common Stock Offered	Number of Shares	Percentage of Common Stock
Blackstone(1)	6,864,545	10.0%	6,864,545	—	—%

(1)
Reflects 6,844,929 shares of common stock held directly by Blackstone Capital Partners VI L.P. ("BCP VI"); and 17,137 shares of common stock directly held by Blackstone Family Investment Partnership VI-ESC L.P. The total also reflects 2,479 shares of common stock directly held by Blackstone Management Partners L.L.C., an indirect subsidiary of The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.).

Blackstone Management Associates VI L.L.C. is the general partner of BCP VI. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-ESC L.P. Blackstone Holdings III L.P. is the sole member of BCP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent of each of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

UNDERWRITING

        The selling stockholders are offering the shares of common stock described in this prospectus supplement through the underwriters listed below. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and the underwriters have agreed to purchase from the selling stockholders, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Morgan Stanley & Co. LLC	6,864,545

Total	6,864,545

        The underwriters are committed to purchase all the common shares offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares of common stock may be deemed underwriting compensation.

        We estimate that the total expenses of this offering, including registration and filing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions (which will be paid by the selling stockholders), will be approximately $500,000. Pursuant to the terms of the Registration Rights Agreement, we will bear all costs, fees and expenses in connection with the resale of the shares of common stock to be sold by the selling stockholders pursuant to this prospectus supplement, except for all underwriting discounts and commissions attributable to the selling stockholders' respective sales of the shares of common stock.

        We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "CROX."

Lock-up

        We and our executive officers and directors have agreed, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any common stock, or any options or warrants to purchase any common stock, or any securities convertible into, exchangeable for or that represent the right to receive common stock, whether now owned or hereinafter acquired, owned directly by us or these other persons (including holding as a custodian) or with respect to which we or such other persons has beneficial ownership within the rules and regulations of the SEC. We and such other persons have agreed that these restrictions expressly preclude us and such other persons from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of our or such other persons' common stock if such common stock would be disposed of by someone other than us or such other persons. Prohibited hedging or other transactions includes any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of our or such other persons' common stock or with respect to any security that includes, relates to, or derives any significant part of its value from such common stock.

        The restrictions described in the paragraph above do not apply to:

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  the transfer by a security holder of shares of common stock or any securities convertible into, exchangeable for, exercisable for, or repayable with common stock (1) by will or intestacy, (2) as a bona fide gift or gifts, including to charitable organizations, (3) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a security holder or the immediate family of such security holder, (4) to any immediate family member or other dependent of the security holder, (5) as a distribution to limited partners, members or stockholders of the security holder, (6) to the security holder's affiliates or to any investment fund or other entity controlled or managed by the security holder, (7) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (6) above, (8) pursuant to an order of a court or regulatory agency, (9) from an executive officer of us or our parent entities upon death, disability or termination of employment, in each case, of such executive officer, (10) pursuant to the "cashless" exercise of options granted pursuant to the Equity Incentive Plans or in respect of tax withholding payments due upon the exercise of options of the vesting of restricted stock or restricted stock unit awards pursuant to the Equity Incentive Plans, provided that any filings required to be made with the SEC regarding such transactions will state that such transactions are net share settled transactions; (11) in connection with transactions by any person other than us relating to shares of this offering acquired in open market transactions after the completion of this offering provided that in the case of this clause (11) no filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made and/or (12) with the prior written consent of the underwriters; provided that: (x) in the case of each transfer or distribution pursuant to clauses (2) through (7) and (9) above, (i) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions described in this section and (ii) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (A) equity interests of such transferee or (B) such transferee's interests in the transferor; (y) in the case of each transfer or distribution pursuant to clauses (2) through (7), if any filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made, (i) the security holder shall provide the underwriters prior written notice informing them of such filing and (ii) such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions described in this section and (z) in the case of each exercise or vesting pursuant to clause (10) above, this shall be limited to options expiring during the lock-up period and the vesting of restricted stock or restricted stock unit awards during the lock-up period, as applicable, and shares received upon exercise of options or the vesting of restricted stock or restricted stock unit awards pursuant to the Equity Incentive Plans, as applicable, shall be subject to the restrictions set forth in this section;

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  if the security holder is a corporation, the corporation may transfer our capital stock to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of the lock-up agreement and there shall be no further transfer of such capital stock except in accordance with the lock-up agreement, and provided further that any such transfer shall not involve a disposition for value;

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  the sale of the security holder's shares pursuant to the underwriting agreement; any sales made pursuant to an existing trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the lock-up period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted; and/or

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  the establishment by a security holder of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the lock-up period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in our periodic reports to the effect that our directors and officers may enter into such trading plans from time to time.

Price Stabilization, Short Positions and Penalty Bids

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters may cover any short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us, the selling stockholders and our other affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and/or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

General

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

        This offering document:

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  does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

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  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

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  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

        The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in China

        This offering document will not be circulated or distributed in the People's Republic of China ("PRC") and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this offering document nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

          (a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

          (c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the "CO") or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Saudi Arabia

        This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in Singapore

        Each underwriter has acknowledged that this offering document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this offering document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

          (a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

          (b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

          (c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

            (i)  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

           (ii)  where no consideration is or will be given for the transfer;

          (iii)  where the transfer is by operation of law;

          (iv)  as specified in Section 276(7) of the SFA; or

           (v)  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Taiwan

        The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

        The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

        The validity of the shares of common being offered by this prospectus supplement will be passed upon for us by Perkins Coie LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the selling stockholders by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and financial statement schedule of Crocs, Inc. and subsidiaries, and the effectiveness of Crocs, Inc. and subsidiaries' internal control over financial reporting, incorporated by reference into this prospectus supplement and the accompanying prospectus from Crocs Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.crocs.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus supplement or the accompanying prospectus) is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 7, 2019, August 1, 2019 and October 30, 2019, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019, (only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2018, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

  •
  our Current Reports on Form 8-K filed with the SEC on February 12, 2019, May 7, 2019 and June 7, 2019; and

  •
  the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 24, 2006, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Crocs, Inc.
7477 East Dry Creek Parkway
Niwot, Colorado 80503
(303) 848-7000
Attention: Investor Relations

PROSPECTUS

CROCS, INC.

6,864,545 Shares
Common Stock

        This prospectus relates to the offer and sale, from time to time in one or more offerings, of up to 6,864,545 shares of our common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus. See "Selling Stockholders." You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        We are registering the resale of the common stock as required by the Registration Rights Agreement (as defined herein) we entered into with the selling stockholders. We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus, but we have agreed to bear certain registration expenses, other than underwriting discounts and commissions.

        The selling stockholders from time to time may offer and sell the common stock covered by this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers and agents, or directly to purchasers, or through a combination of these methods, on terms to be determined at the time of sale, as described in more detail in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See "About this Prospectus" and "Plan of Distribution" for more information.

        The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the shares of our common stock covered by this prospectus.

        Our common stock is listed on the Nasdaq Global Select Market ("Nasdaq") under the symbol "CROX." On October 29, 2019, the last sale price of our common stock as reported on Nasdaq was $33.33 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2 of this prospectus, any applicable prospectus supplement, as well as the "Risk Factors" incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act.

        Under this shelf registration process, the selling stockholders named herein or to be named in a supplement to this prospectus may sell up to 6,864,545 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time that any of the selling stockholders offer and sell shares of common stock using this prospectus, to the extent necessary, we may provide you with a prospectus supplement to this prospectus that will contain specific information about the offering, the selling stockholders, as well as specific amounts, prices and terms of the shares of common stock being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated By Reference" before you make an investment decision.

        Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses, prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

        This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus to "we," "us," "our," "Crocs" and the "Company" are to Crocs, Inc. and its consolidated subsidiaries. The term "you" refers to a prospective investor.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

        Statements that refer to industry trends, projections of our future financial performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "future," "intend," "plan," "project," "strive," and future or conditional tense verbs like "could," "may," "might," "should," "will," "would," and similar expressions or variations. Examples of forward-looking statements include, but are not limited to, statements we make regarding:

  •
  our expectations regarding future trends, selling, general and administrative cost savings, expectations, and performance of our business;

  •
  our belief that we have sufficient liquidity to fund our business operations during the next twelve months;

  •
  our expectations about the impact of our strategic plans; and

  •
  our expectations regarding our levels of capital expenditures from time to time.

        Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I—Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (the "2018 Annual Report"), which is incorporated by reference herein, and our subsequent filings with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

iii

OUR COMPANY

        Crocs is engaged in the design, development, worldwide marketing, distribution, and sale of casual lifestyle footwear and accessories for men, women, and children. We strive to be the world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers want. The vast majority of shoes within Crocs' collection contain Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Information Incorporated By Reference."

        The Company, a Delaware corporation, is the successor to a Colorado corporation of the same name, and was originally organized in 1999 as a limited liability company.

        Our principal executive offices are located at 7477 East Dry Creek Parkway, Niwot, Colorado 80503 and our telephone number is (303) 848-7000. Our website address is www.crocs.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the following risks and uncertainties, as well as the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained, or incorporated by reference, in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained, or incorporated by reference, in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the shares of common stock pursuant to this prospectus, before acquiring any shares of our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely impact our business, financial condition, results of operations and prospects. Please also refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

 Risks Related to an Offering and Our Common Stock

There may be sales of a substantial amount of our common stock after any offering, and these sales could cause the price of our common stock to fall.

        As of September 30, 2019, there were 68,603,173 shares of our common stock outstanding. All of our issued and outstanding shares, including the shares offered and sold using this prospectus, except for any shares held by our "affiliates", as that term is defined in Rule 144 under the Securities Act, will be freely transferable.

        Each of our directors and executive officers may enter into a lock-up agreement with the underwriters in connection with any offering under this prospectus, which would restrict their sales of our common stock for a period of days, subject to certain exceptions. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the period, release all or any portion of the securities subject to lock-up agreements.

        Sales of substantial amounts of our common stock in the public market after any offering under this prospectus, or the perception that such sales will occur, could adversely affect the market price of our common stock. The shares of our common stock sold in any offering under this prospectus, as well as our prior public offerings, are eligible for immediate sale in the public market without restriction by persons other than our affiliates.

Our stock price could fluctuate significantly, which could cause the value of your investment in our common stock to decline.

        Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. The market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock regardless of our results of operations. The public market for our common stock and its trading price may be volatile and subject to significant price fluctuations in response to many factors, including:

  •
  changes in customer preferences;

  •
  market conditions or trends in our industry or the economy as a whole and, in particular, in the retail environment;

  •
  changes in our merchandise mix and supplier base;

  •
  changes in key personnel;

  •
  regulatory or political developments;

  •
  entry into new geographic markets;

  •
  exchange rate fluctuations;

  •
  our levels of same store sales;

  •
  introduction of new products by us or our competitors;

  •
  announcements by us or our competitors of significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

  •
  changes in operating performance and stock market valuations of us and our competitors;

  •
  investors' perceptions of our prospects and the prospects of our industry;

  •
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

  •
  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

  •
  announcements media reports or other public forum comments related to litigation, claims or reputational charges against us;

  •
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

  •
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or the failure of those analysts to initiate or maintain coverage of our common stock

  •
  investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

  •
  future sales of our common stock by our officers, directors and significant stockholders;

  •
  sales, or anticipated sales, of large blocks of our stock;

  •
  volume of trading in our common stock;

  •
  other events or factors, including those resulting from system failures and disruptions, earthquakes, hurricanes, war, acts of terrorism, other natural disasters or responses to these events;

  •
  changes in accounting principles; and

  •
  the other factors listed in this "Risk Factors" section and the "Risk Factors" section in our 2018 Annual Report, which is incorporated by reference into this prospectus.

        These and other factors may cause the market price and demand for shares of our common stock to fluctuate substantially. As a result of these factors, our quarterly and annual results of operations and same store sales may also fluctuate significantly. Accordingly, results for any one fiscal quarter are not necessarily indicative of results to be expected for any other fiscal quarter or for any year and same store sales for any particular future period may decrease.

        In the past, when the market price of a stock has been volatile, security holders have often instituted class action litigation against the company that issued the stock. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, which could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, as amended to date (our "certificate of incorporation"), our Certificate of Designations of Series A Convertible Preferred Stock (our "certificate of designations"), our Amended and Restated Bylaws, as amended to date (our "bylaws"), and applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). This summary is not complete. You should read our certificate of incorporation, our certificate of designations and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

        Our certificate of incorporation provides that we may issue up to 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

        As of October 23, 2019, we had outstanding 68,607,426 shares of common stock and 0 shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. As discussed below under "—Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws—Certificate of Incorporation and Bylaws—Election, Appointment and Removal of Directors," our certificate of incorporation and bylaws include provisions classifying our board of directors into three classes with staggered three-year terms. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights. The outstanding shares of our common stock are fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

General

        Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. We have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management. See "—Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws."

Series A Preferred Stock

        On January 24, 2014, we filed the certificate of designations with the Secretary of State of the State of Delaware creating our Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), and establishing the designations, preferences, and other rights of the Series A Preferred Stock, which became effective upon filing.

        Our Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. Our Series A Preferred Stock has a stated value of $1,000 per share, and holders of Series A Preferred Stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6% per annum, subject to increase if we fail to make timely dividend payments. Holders of Series A Preferred Stock are entitled to receive dividends declared or paid on our common stock and are entitled to vote together with the holders of common stock as a single class, in each case, on an as-converted basis. Holders of Series A Preferred Stock have certain limited special approval rights, including with respect to the issuance by us of pari passu or senior equity securities.

        On December 2, 2018, we entered into a share repurchase agreement (the "Share Repurchase Agreement") with the selling stockholders, who were the holders of all of the outstanding shares Series A Preferred Stock, to, among other things, (i) repurchase 100,000 shares of Series A Preferred Stock and (ii) induce the holders to convert the remaining 100,000 shares of Series A Preferred Stock that they owned into 6,896,548 shares of common stock. As a result, there are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

        Provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. Subject to exceptions, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        For purposes of Section 203 of the DGCL, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an "interested stockholder" being defined as a person who, together with affiliates and associates, owns, or at any time within three years prior to the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's outstanding voting stock.

Certificate of Incorporation and Bylaws

        In addition, certain provisions of our certificate of incorporation and bylaws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Election, Appointment and Removal of Directors

        Our certificate of incorporation and bylaws include provisions classifying our board of directors into three classes with staggered three-year terms. Accordingly, only one third of our board of directors will be elected at each annual meeting. Only our board of directors is authorized to fill vacant directorships or increase the size of our board. Directors may only be removed for cause by holders of a majority of the shares entitled to vote at an election of directors.

Stockholder Action; Special Meeting of Stockholders

        Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Directors Nominations

        Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under "—Preferred Stock—General" in our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock, subject to certain conditions. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional shares of common stock and preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Amendment of Bylaws

        Our directors are expressly authorized to amend our bylaws. The affirmative vote of the holders of not less than 66 2/3% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, considered as a single class, is required for stockholders to amend our bylaws.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Exchange Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "CROX."

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The following are summaries of certain provisions of our related party transactions and agreements with the selling stockholders and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Related Person Transactions with the Selling Stockholders

Investment Agreement with Blackstone

        On January 27, 2014, we issued to Blackstone Capital Partners VI L.P. ("Blackstone") and its permitted transferees, Blackstone Family Investment Partnership VI-ESC L.P. (together with Blackstone, the "selling stockholders") and Gregg S. Ribatt, an aggregate of 200,000 shares of our Series A Preferred Stock pursuant to an Investment Agreement between us and Blackstone, dated December 28, 2013 (as amended, the "Investment Agreement"). Mr. Ribatt, our former chief executive officer and former member of our board of directors, was a permitted transferee of Blackstone and purchased 1,000 shares of our Series A Preferred Stock. On December 5, 2018, we repurchased 100,000 shares of Series A Preferred Stock from the selling stockholders for $183.7 million and the selling stockholders converted their remaining shares of Series A Preferred Stock into an aggregate of 6,896,548 shares of our common stock. See "—Preferred Stock—Series A Preferred Stock."

        The Investment Agreement grants Blackstone certain rights to designate directors to serve on our board of directors. For so long as the selling stockholders beneficially own shares of common stock that represent more than 25% of the number of shares of the as-converted common stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination one director to our board of directors. The directors designated by Blackstone are entitled to serve on committees of the board of directors, subject to applicable law and stock exchange rules. Blackstone currently has the right to designate for nomination one director to our board of directors, though two directors previously designated by Blackstone in accordance with the terms of the Investment Agreement, Prakash A. Melwani and William Gray, continue to serve on our board of directors.

        Pursuant to the Investment Agreement, Blackstone is subject to certain standstill restrictions which generally restrict Blackstone from acquiring more than 25% of our outstanding common stock until the date on which Blackstone is no longer entitled to designate any directors to our board of directors. Blackstone also has certain preemptive rights and information rights under the Investment Agreement, which are subject to certain conditions.

        This summary of the terms of the Investment Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investment Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

        In connection with the issuance of the Series A Preferred Stock, we and the selling stockholders entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which we have agreed to provide to the selling stockholders certain customary demand and piggyback registration rights in respect of its shares of common stock, including in connection with the shares of common stock registered for resale pursuant to this prospectus. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

        This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

RGIS Services

        We receive inventory count services from RGIS, LLC ("RGIS"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid RGIS approximately $214,000, $363,000 and $400,000, respectively, for inventory services received.

Optiv, Inc.

        We received cyber security and consulting services from Optiv, Inc. ("Optiv"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid Optiv approximately $466,000, $177,000 and $200,000, respectively, for such services.

Kronos Incorporated

        We received workforce management services from Kronos Incorporated ("Kronos"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid Kronos approximately $159,000, $191,000 and $200,000, respectively, for such services.

Policy on Transactions with Related Persons

        Our Worldwide Code of Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned's immediate family members (each, a "related person"), have a material interest be approved or ratified by our audit committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full board of directors reviews ordinary course of business transactions in which directors have an interest as part of the board of directors' annual director independence review, and our Worldwide Code of Ethics permits the full board of directors to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the audit committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. The full board of directors approved each of the transactions disclosed above.

Director and Officer Indemnification

        We have entered into agreements to indemnify certain directors and executive officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of up to 6,864,545 shares of our common stock that are issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part.

        The selling stockholders originally acquired the shares of our common stock included in this prospectus in January 2014 as shares of Series A Preferred Stock in connection with the Investment Agreement. In December 2018, we repurchased 100,000 shares of Series A Preferred from the selling stockholders for $183.7 million, and the selling stockholders converted their remaining shares of Series A Preferred into 6,896,548 shares of common stock. We are registering the resale of the common stock as required by the Registration Rights Agreement.

        We are also party to the Investment Agreement and the Registration Rights Agreement with the selling stockholders. In December 2018, we entered into the Share Repurchase Agreement with the selling stockholders. Pursuant to the terms of the Investment Agreement, Blackstone currently has the right to designate for nomination one director to our board of directors, though two directors previously designated by Blackstone in accordance with the terms of the Investment Agreement, Prakash A. Melwani and William Gray, continue to serve on our board of directors.

        For more information on the Investment Agreement, the Registration Rights Agreement and a discussion of material relationships between us and the selling stockholders and their affiliates within the past three years, please see "Certain Relationships and Related Person Transactions—Registration Rights Agreement" elsewhere in this prospectus and "Certain Relationships and Related Person Transactions" in our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019 (only with respect to information required to be filed by Part III of our 2018 Annual Report), which is incorporated herein by reference.

        The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholders of shares of our common stock, the maximum number of shares of common stock that may be offered by the selling stockholders from time to time pursuant to this prospectus and the beneficial ownership of shares of our common stock after the sale by the selling stockholders of the maximum number of shares of common stock that may be offered and sold by the selling stockholders pursuant to this prospectus.

        The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus forms a part, as may be appropriate.

        To our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the selling stockholders "beneficially own," as determined by the rules of the SEC.

        The percentages in the table below reflect beneficial ownership as of October 23, 2019 and immediately after the resale of all shares subject to resale pursuant to this prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 68,607,426 shares of our common stock outstanding as of October 23, 2019.

				Shares of Common Stock Beneficially Owned Immediately After Resale of the Maximum Number of Shares of Common Stock Subject to Resale Pursuant to this Prospectus
	Shares of Common Stock Beneficially Owned Immediately Prior to this Prospectus		Maximum Number of Shares of Common Stock that May be Offered for Resale Pursuant to this Prospectus
Name of Selling Stockholder	Number of Shares	Percentage of Common Stock		Number of Shares	Percentage of Common Stock
Blackstone(1)	6,864,545	10.0%	6,864,545	—	—%

(1)
Reflects 6,844,929 shares of common stock held directly by Blackstone Capital Partners VI L.P. ("BCP VI"); and 17,137 shares of common stock directly held by Blackstone Family Investment Partnership VI-ESC L.P. The total also reflects 2,479 shares of common stock directly held by Blackstone Management Partners L.L.C., an indirect subsidiary of The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.).

  Blackstone Management Associates VI L.L.C. is the general partner of BCP VI. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-ESC L.P. Blackstone Holdings III L.P. is the sole member of BCP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent of each of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

 CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

        The following is a general summary of certain U.S. federal income and estate tax consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our common stock. This summary deals only with shares of our common stock that are purchased by a non-U.S. holder in any offering under this prospectus and that will be held by such non-U.S. holder as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment).

        For purposes of the discussion regarding U.S. federal income tax consequences, a "non-U.S. holder" means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  an entity treated as a corporation created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our common stock, you should consult your tax advisors.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, rulings and other administrative pronouncements and judicial decisions, all as of the date hereof. These authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law will not significantly alter the tax considerations described in this summary.

        This summary does not address all aspects of U.S. federal income and estate taxation and does not address any aspects of other U.S. federal taxes (such as gift taxes) or state, local or non-U.S. taxes that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not describe the U.S. federal income tax consequences applicable to you if you are subject to special treatment under U.S. federal income tax laws (including if you are a U.S. expatriate or an entity subject to the U.S. anti-inversion rules, a bank or other financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, a regulated investment company, a real estate investment trust, a "controlled foreign corporation," a "passive foreign investment company," an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment).

        We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below.

        The discussion below assumes that no item of income or gain in respect of shares of our common stock at any time will be effectively connected with a U.S. trade or business conducted by a non-U.S. holder. If you are a non-U.S. holder conducting a U.S. trade or business and your income or gain in respect of shares of our common stock is effectively connected with such U.S. trade or business, you should consult your tax advisor regarding the U.S. federal income tax (including branch profits tax) consequences resulting from your investment in shares of our common stock.

        This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income and estate tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our common stock. If you are considering the purchase of shares of our common stock, you should consult your tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        In general, cash distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock, but not below zero, and thereafter will be treated as gain from the sale of stock (the treatment of which is discussed below under "—Gain on Disposition of Shares of Common Stock").

        We do not currently anticipate paying any cash dividends on shares of our common stock in the foreseeable future. In the event that we do pay dividends on shares of our common stock, subject to the discussions below of backup withholding and FATCA (as defined below), such dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends generally will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a "United States person" as defined under the Code and is eligible for treaty benefits, or (b) if shares of our common stock are held through certain non-U.S. intermediaries (including certain non-U.S. partnerships), to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. This certification must be provided to us (our paying agent or any other payor) prior to the payment to the non-U.S. holder of any dividends, and may be required to be updated periodically.

        A non-U.S. holder of shares of our common stock eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Shares of Common Stock

        Subject to the discussions below of backup withholding and FATCA (as defined below), any gain realized by a non-U.S. holder on the sale or other disposition of shares of our common stock generally will not be subject to United States federal income tax, unless:

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition, and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year; or

  •
  we are or have been a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our common stock (the "applicable period").

        We will be a USRPHC if at any time the fair market value of our "United States real property interests," as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Even if we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than five percent of our outstanding common stock at some time during the applicable period, but there can be no assurance that our common stock will be treated as regularly traded on an established securities market. You should consult your tax advisor about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

        The amount of dividends paid to each non-U.S. holder, and the tax withheld with respect to such dividends generally will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder generally will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury (generally on an applicable IRS Form W-8) that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a 30% rate on payments of dividends on our common stock, and (subject to the proposed U.S. Treasury regulations discussed below) the gross proceeds from the sale or other disposition of our common stock if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA.

        If withholding under FATCA is required on any payment related to our common stock, a non-U.S. holder that is not a financial institution and not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be eligible for a refund or credit of such withholding tax from the IRS, and may be required to file a U.S. federal income tax return to claim such refund or credit.

        Recently proposed U.S. Treasury regulations would eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued, but such U.S. Treasury regulations are subject to change. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed above. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA on their investment in our common stock.

U.S. Federal Estate Tax

        Shares of our common stock that are owned (or deemed to be owned) at the time of death by a non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) who is an individual will be includable in such non-U.S. holder's taxable estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        THE SUMMARY OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF OWNING AND DISPOSING OF OUR COMMON STOCK.

 PLAN OF DISTRIBUTION

        The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

        The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  on any national securities exchange on which our shares of common stock may be listed at the time of sale, including Nasdaq (including through at the market offerings);

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  in the over-the-counter market;

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  in a block trade in which a broker-dealer may attempt to sell a block of shares of common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

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  through put or call option transactions relating to the shares of common stock;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;

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  directly to one or more purchasers;

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  through agents;

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  through any other methods described in a prospectus supplement; or

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  through a combination of any of these methods of sale or by any other legally available means.

        In effecting sales, brokers or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

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  purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

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  ordinary brokerage transactions; or

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  transactions in which the broker-dealer solicits purchasers on a best efforts basis.

        The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters' or agents' compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

        Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

        If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

        In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

        We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

        Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us and/or the selling stockholders in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus, a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") participating in the offering has a "conflict of interest" as defined in FINRA's Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

        Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the common stock registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

        We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such shares of common stock have been sold under the registration statement or Rule 144 under the Securities Act, the holder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of our shares of common stock, or such shares are no longer outstanding. We have agreed to pay all expenses in connection with any offering under this prospectus except any underwriters' discounts and selling commissions relating to the offering, which the selling stockholders will pay on a pro rata basis. This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedule of Crocs, Inc. and subsidiaries, and the effectiveness of Crocs, Inc. and subsidiaries' internal control over financial reporting, incorporated by reference into this prospectus from Crocs Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.crocs.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 7, 2019, August 1, 2019 and October 30, 2019, respectively;

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  our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019, (only with respect to information required to be filed by Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

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  our Current Reports on Form 8-K filed with the SEC on February 12, 2019, May 7, 2019 and June 7, 2019; and

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  the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 24, 2006, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Crocs, Inc.

7477 East Dry Creek Parkway
Niwot, Colorado 80503
(303) 848-7000
Attention: Investor Relations

Crocs, Inc.

6,864,545 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

October 30, 2019